UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2018

Eldorado Resorts, Inc.

(Exact Name of registrant as specified in its charter)

Nevada	001-36629	46-3657681
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 West Liberty Street, Suite 1150 Reno, Nevada	89501
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (775) 328-0100

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement

On April 15, 2018, Eldorado Resorts, Inc., a Nevada corporation (the “Company”), Elgin Holdings I LLC, a Delaware limited liability company and a direct wholly owned subsidiary of the Company (“Elgin I”), and Elgin Holdings II LLC, a Delaware limited liability company and an indirect wholly owned subsidiary of the Company (“Elgin II” and together with the Company and Elgin I, collectively, the “Company Parties”), entered into an Interest Purchase Agreement (the “Purchase Agreement”) with MGM Elgin Sub, Inc., a Nevada corporation, and Illinois RBG, L.L.C., a Delaware limited liability company (“Sellers”), to acquire the outstanding partnership interests of Elgin Riverboat Resort – Riverboat Casino d/b/a Grand Victoria Casino, an Illinois partnership (“Elgin”), the owner of Grand Victoria Casino, located in Elgin, Illinois (the “Acquisition”). Upon the terms and subject to the conditions of the Purchase Agreement, the Company Parties will purchase Elgin for cash consideration of approximately $327.5 million, subject to a customary working capital adjustment.

The Purchase Agreement contains customary representations, warranties, covenants and indemnification obligations. Each party’s obligation to consummate the Acquisition is subject to certain conditions, including, among others, receipt of required approvals of gaming authorities, expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, receipt of required third party consents, no material adverse effect on Elgin and other customary closing conditions. Subject to the satisfaction or waiver of conditions in the Purchase Agreement, the Company currently expects the transaction to close in the fourth quarter of 2018.

Additionally, the Purchase Agreement contains customary termination rights including, among others, a mutual termination right if the Acquisition has not been consummated on or prior to April 15, 2019 (the “Outside Date”). The Company has agreed to make a deposit in the amount of $15,000,000 that will be delivered to the Sellers as liquidated damages if the Purchase Agreement is terminated because (i) the Acquisition has not been consummated by the Outside Date or (ii) a gaming authority has made a final determination that it will not issue the Company all necessary gaming approvals necessary to consummate the transaction or the Buyer Parties withdraw the application for gaming approvals in response to a communication from a gaming authority regarding a likely or impending denial of required gaming approvals. The deposit will be returned to the Company if the Purchase Agreement is terminated for any other reason.

A copy of the Purchase Agreement is attached hereto as Exhibit 2.1 and is incorporated herein by reference. The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement.

Item 7.01.	Regulation FD Disclosure.

On April 16, 2018 the Company issued a press release announcing the transaction described in Item 1.01 above. A copy of the press release is attached hereto as Exhibit 99.1.

The information contained in this Item 7.01, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any registration statement or other filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference to such filing.

Forward-Looking Statements

This report includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include statements regarding our strategies, objectives and plans for future development or acquisitions of properties or operations, as well as expectations, future operating results and other information that is not historical information. When used in this report, the terms or phrases such as “anticipates,” “believes,” “projects,” “plans,” “intends,” “expects,” “might,” “may,” “estimates,” “could,” “should,” “would,” “will likely continue,” and variations of such words or similar expressions are intended to identify forward-looking statements. Although our expectations, beliefs and projections are expressed in good faith and with what we believe is a reasonable basis, there can be no assurance that these expectations, beliefs and projections will be realized. There are a number of risks and uncertainties that could cause our actual results to differ materially from those expressed in the forward-looking statements which are included elsewhere in this report. Such risks, uncertainties and other important factors include, but are not limited to: (a) our ability to obtain required regulatory approvals (including approval from gaming regulators and expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976) and satisfy or waive other closing conditions to consummate the transaction on a timely basis; (b) the possibility that the acquisition of the Grand Victoria does not close on the terms described herein, or at all; (c) our ability to promptly and effectively implement our operating strategies and integrate the business of Eldorado and the Grand Victoria to realize synergies resulting from the combined operations; (d) our ability to fund the purchase of the Grand Victoria with proceeds from asset sales and borrowings under our credit facility; (e) the possibility that the business of the Grand Victoria may suffer as a result of the announcement of the transaction; Eldorado’s ability to promptly and effectively integrate the business of Eldorado and the Grand Victoria and realize synergies resulting from the combined operations; our (f) the ability to retain key employees of the Grand Victoria; substantial indebtedness and the impact of such obligations on our operations and liquidity; competition; sensitivity of our operations to reductions in discretionary consumer spending and changes in general economic and market conditions; governmental regulations and increases in gaming taxes and fees in jurisdictions in which we operate; and (g) other risks and uncertainties described in our reports on Form 10-K, Form 10-Q and Form 8-K.

In light of these and other risks, uncertainties and assumptions, the forward-looking events discussed in this report might not occur. These forward-looking statements speak only as of the date of this report, even if subsequently made available on our website or otherwise, and we do not intend to update publicly any forward-looking statement to reflect events or circumstances that occur after the date on which the statement is made, except as may be required by law.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1*	Interest Purchase Agreement by and among MGM Elgin Sub, Inc., Illinois RBG, L.L.C., Eldorado Resorts, Inc., Elgin Holdings I LLC, Elgin Holdings II LLC, Elgin Riverboat Resort-Riverboat Casino and MGM Resorts International, dated as of April 15, 2018

99.1	Press Release dated April 16, 2018

*	The Company has omitted schedules and similar attachments to the subject agreement pursuant to Item 601(b) of Regulation S-K. The Company hereby undertakes to furnish supplemental copies of any of the omitted schedules or similar attachments upon request by the SEC; provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for any schedules or attachments so furnished.

EXHIBIT INDEX

Exhibit No.	Description

2.1*	Interest Purchase Agreement by and among MGM Elgin Sub, Inc., Illinois RBG, L.L.C., Eldorado Resorts, Inc., Elgin Holdings I LLC, Elgin Holdings II LLC, Elgin Riverboat Resort-Riverboat Casino and MGM Resorts International, dated as of April 15, 2018

99.1	Press Release dated April 16, 2018

*	The Company has omitted schedules and similar attachments to the subject agreement pursuant to Item 601(b) of Regulation S-K. The Company hereby undertakes to furnish supplemental copies of any of the omitted schedules or similar attachments upon request by the SEC; provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for any schedules or attachments so furnished.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 16, 2018	ELDORADO RESORTS, INC.

	By:	/s/ Gary L. Carano
Chief Executive Officer